Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of The Duckhorn Portfolio, Inc. of our report dated October 4, 2021 relating to the financial statements, which appears in The Duckhorn Portfolio, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

October 12, 2021